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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        FIRST NATIONAL OF NEBRASKA, INC.

          These are the Amended and Restated Articles of Incorporation of First National of Nebraska, Inc., adopted pursuant to the Business Corporation Act of the State of Nebraska in effect on the date hereof and supersede the corporation's original Articles of Incorporation and all amendments thereto:

          FIRST: The name of the corporation is First National of Nebraska, Inc.

          SECOND: The period of its duration is perpetual.

          THIRD: The purposes for which the corporation is organized are: to acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell, invest, transfer, trade, or otherwise deal in real or personal property, stocks, bonds, securities, choses in action or any interest therein. The corporation shall have authority to undertake and carry on any lawful business of any kind whatsoever, and shall have all powers and authorities granted to a Nebraska business corporation by the laws of the State of Nebraska. The purposes herein set forth shall each be regarded as independent powers of the corporation.

          FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 346,767 shares of voting common stock, par value $5.00 per share.

          FIFTH: No shareholders of the corporation of any class or series shall have any preemptive rights to acquire additional or treasury shares of the corporation or be entitled as a matter of right to subscribe for or to purchase any shares of any class or series whether now or hereafter authorized.

          SIXTH: Provisions included in these Amended and Restated Articles of Incorporation for the regulation of the internal affairs of the corporation are as follows:

          (a) General - All shares of common stock shall be of one and the same
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class and when issued shall have equal rights of participation in dividends and assets of the corporation and shall be non-assessable. The holders of common stock shall be entitled to one vote for each of the shares of such stock held by them of record at any meeting of shareholders except when there shall be cumulative voting in the election of directors as provided below. The shareholders shall not be liable for the debts of the corporation.

          (b) Cumulative Voting - In any election of directors of the
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corporation, each shareholder entitled to vote in such election shall be entitled to cumulate his votes either (i) by giving to one candidate as many votes as shall equal the number of directors who are to be elected and for whose election he has a right to vote multiplied by the number of shares owned by such shareholder, or (ii) by distributing the total number of his votes, computed as set out above, among any number of candidates. Any shareholder desiring to exercise his right of cumulative voting shall give notice thereof to the Secretary of the corporation in writing delivered at least thirty (30) days before the meeting at which the vote is to be taken or within five (5) days after notice of the meeting is mailed, whichever is later, but in no event less than ten (10) days before the meeting is to be held. Upon receipt of such notice, the Secretary shall immediately give written notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes without giving further notice to the Secretary. All notices required to be given under this paragraph (b) shall be sent by mail, postage prepaid, to each shareholder's address as shown in the corporation's current record of shareholders.

          (c) Board of Directors - The number of directors constituting the Board of Directors shall be eight (8) on the date of the adoption of these Amended and Restated Articles of Incorporation and thereafter the number shall be as set forth in or pursuant to the bylaws of the corporation, but shall not be less than three (3) nor more than nine (9). The Board of Directors shall be divided by the directors into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1998, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2000. At each succeeding annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms. The shareholders of the corporation may remove any director or the entire Board of Directors.

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          (d) Director Nominations - Advance notice of nominations for elections for the election of directors shall be given in the manner and to the extent provided in the bylaws of the corporation.

          (e) Director Vacancies - Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner provided in the bylaws of the corporation.

          (f) Directors and Officers Interest in Contracts - No contract or
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transaction between this corporation and any of its directors and officers, or between this corporation and any other corporation, firm, association, or other legal entity in which a director or officer of this corporation has any direct or indirect interest, pecuniary, or otherwise, shall be invalidated by reason of such fact, or because the interested director or officer was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because an interested director participated in such action, nor shall an interested director or officer be liable to account to the corporation because or by reason of such interest for any amount realized from or through any such transaction or contract with the corporation, provided that such transaction or contract either (i) meets the requirements of Neb. Rev. Stat. (S)(S) 21-20,114 or 20,115 or (ii) is established to have been fair to the corporation, judged according to the circumstances at the time of commitment.

          (g) A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Neb. Rev. Stat. (S) 21-2096; or (iv) an intentional violation of criminal law. If the Business Corporation Act is amended after the effective date of these Amended and Restated Articles of Incorporation so as to authorize any further elimination or limitation of the liability of directors, then the liability of directors of the corporation shall be so further eliminated or limited. The corporation shall indemnify every director of the corporation for liability to any person for any action taken, or any failure to take any action, as a director to the fullest extent permitted by law.

          (h) No amendment to or repeal of any part of this Article shall apply to or have any effect on the liability or alleged liability of any director, or on the indemnification available to any director or officer, for or with respect to any acts or omissions occurring prior to such amendment or repeal.

          SEVENTH: The corporation shall maintain a registered office and registered agent as required by the Business Corporation Act.

          DATED as of the 18th day of June, 1997.


                                    FIRST NATIONAL OF NEBRASKA, INC.,
                                    a Nebraska Corporation



                                    By  /s/ Bruce R. Lauritzen
                                        ----------------------------------
                                        Bruce R. Laurtizen, President


ATTEST:



/s/ F. Phillips Giltner
--------------------------
F. Phillips Giltner
Chairman and Secretary

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